Assets Under Management Exhibit 99.3 June 30, 2025 Investors turn to MetLife Investment Management for our client-centric approach and long-established expertise in Insurance Solutions, Fixed Income, Private Capital, Real Estate and Small to Mid-Cap Value Equities. We aim to meet a range of long-term investment objectives and risk-adjusted returns over time by building sustainable, tailored investment solutions. Our hallmark is approachable expertise - a commitment to being accountable and collaborative in helping clients realize their objectives. By Client Segment $ in Billions Insurance $ 70.8 Pension $ 66.0 Sub-Advisory $ 37.5 Other5 $ 26.3 1As of June 30, 2025. At estimated fair value. Excludes $15.5 billion of General Account Assets Under Management that are not managed or advised by MetLife Investment Management and certain of its affiliates. See Explanatory Note. 2Capital Markets is not an actively marketed capability. 3Represents advisory services which are not reflected in Total Assets Under Management. 4As of June 30, 2025. At estimated fair value. See Explanatory Note. 5Includes health service organizations, endowments, foundations, non-profits, family office, high net worth, fund of funds, sovereign wealth funds, supranationals and central authorities. Representative Capabilities Private Capital Insurance Solutions3 Corporate Private Credit Customized Portfolio Solutions Infrastructure Debt Strategic & Tactical Asset Allocation Private Asset Based Finance Portfolio Optimization Middle Market Private Capital Portfolio Construction Residential Whole Loans Derivatives Solutions Single Family Rental Financing ALM/Asset Modeling Private Equity Sustainable & Transition Finance Fixed Income Bank Loans Real Estate Core Core Debt & Equity Core Insurance Core Plus Debt & Equity Core Plus Value-Add Opportunistic Debt & Equity Corporate Agricultural Mortgage Loans Emerging Market Debt Global Fixed Income Index Strategies High Yield Long Duration Equities Liability Driven Investment Strategies Small-Cap Core Multi-Sector Small-Cap Value Municipals Small to Mid-Cap Value Short & Intermediate Duration Stable Value Sustainable & Transition Finance Institutional Client Assets Under Management4 - $200.6 Billion https://investments.metlife.com $624.3B Fixed Income 50% Private Capital 25% Real Estate 17% Index Strategies 5% Equities/Capital Markets2 3% 50% 25% 17% 5% 3% Total Assets Under Management1 By Core Capability

Explanatory Note The following information is relevant to an understanding of our assets under management ("AUM") managed or advised by MetLife Investment Management, LLC and certain of its affiliates ("MIM"). MIM is MetLife, Inc.'s institutional investment management business. Our definitions may differ from those used by other companies. Total Assets Under Management (“Total AUM”) is comprised of MIM GA AUM plus Institutional Client AUM (each, as defined below). MIM General Account AUM (“MIM GA AUM”) is used by MetLife to describe the portion of GA AUM (as defined below) that MIM manages or advises. General Account AUM (“GA AUM”) is used by MetLife to describe assets in its general account ("GA") investment portfolio. GA AUM is stated at estimated fair value and is comprised of GA total investments, the portion of the GA investment portfolio classified within assets held-for-sale, cash and cash equivalents, and accrued investment income on such assets, and excludes policy loans, contractholder-directed equity securities, fair value option securities, mortgage loans originated for third parties, assets subject to ceded reinsurance arrangements with third-party reinsurers, and certain other invested assets. Mortgage loans, net of mortgage loans originated for third parties (“net mortgage loans”) (including commercial (“net commercial mortgage loans”), agricultural (“net agricultural mortgage loans”) and residential mortgage loans) and real estate equity (including real estate and real estate joint ventures) included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Accordingly, the underlying investments within certain real estate and real estate joint ventures that are primarily net commercial mortgage loans (at net asset value, net of deduction for encumbering debt) have been reclassified to exclude them from real estate equity and include them as net commercial mortgage loans. Institutional Client AUM is comprised of SA AUM plus Reinsurance AUM plus TP AUM (each, as defined below). MIM manages or advises Institutional Client AUM in accordance with client guidelines contained in each investment advisory agreement. Separate Account AUM (“SA AUM”) is comprised of separate account investment portfolios of MetLife insurance companies, which are managed or advised by MIM and included in MetLife, Inc.’s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Reinsurance AUM is comprised of GA assets subject to ceded reinsurance arrangements with third-party reinsurers, which are managed or advised by MIM and are generally included in MetLife, Inc.'s consolidated financial statements at estimated fair value, as well as accrued investment income on such assets. Third-Party AUM (“TP AUM”) is comprised of non-proprietary assets managed or advised by MIM on behalf of unaffiliated/third-party clients, which are stated at estimated fair value, as well as accrued investment income on such assets. Such non-proprietary assets are owned by unaffiliated/third-party clients and, accordingly, are generally not included in MetLife, Inc.’s consolidated financial statements. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended June 30, 2025, which may be accessed through MetLife’s Investor Relations web page at https://investor.metlife.com. Neither MetLife, Inc.’s quarterly financial materials, nor any other information from the MetLife website, is a part of or incorporated by reference into this Total AUM Fact Sheet. Cautionary Statement on Forward-Looking Statements The forward-looking statements in this fact sheet, using words such as "aim," are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife's future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements. L1024044218[exp1025][All States] © 2025 MetLife Investment Management